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                                                                  EXECUTION COPY



EXHIBIT 10.50
-------------

                          SUBORDINATED CREDIT AGREEMENT

                            DATED AS OF JULY 17, 2000

                                      AMONG

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                   AS BORROWER

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

            BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P.

                             AS ADMINISTRATIVE AGENT







                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119


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                  SUBORDINATED CREDIT AGREEMENT, dated as of July 17, 2000,
among REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company (the "Borrower"), the Lenders (as defined below), and BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L. P. ("BLACKSTONE"),as agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders make available for the purposes specified in this Agreement term loans; and

                  WHEREAS, the Lenders are willing to make available to the Borrower such term loans upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the preamble to this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Agreement" means this Credit Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, in substantially the form of Exhibit A.

                  "Blackstone " has the meaning set forth in the preamble hereto.

                  "Blackstone Partnerships" means (A) Blackstone Capital Partners II Merchant Banking Fund, L.P. a Delaware limited partnership, (B) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, (C) Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, (D) Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, (E) each general partner of any of the



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foregoing who is a partner or employee of The Blackstone Group, L.P. and (F) any
Affiliates of any of the foregoing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Change of Control" means the occurrence of any of the following events: (a) the sale, lease, or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to a Person other than one of the Principals; or (ii) (A) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 13d-5(b)(1) under the Exchange Act), other than the Principals, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the capital stock or membership interests of the Borrower and (B) the Principals beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Director or similar governing body of the Borrower; or (iii) the Blackstone Partnerships shall own, beneficially, directly or indirectly, less than 20% of the total voting and economic interest of the capital stock or membership interests of the Borrower; or (iv) directors elected by the Blackstone Partnerships shall cease to represent a majority of the members of the board of directors or similar governing body of the Borrower.

                  "Closing Date" means July 17, 2000.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" means all property and interests in property and proceeds thereof upon which a Lien is granted under any of the Collateral Documents.

                  "Collateral Agent" means the Mortgagee (as defined in the Mortgage).

                  "Collateral Documents" means the Mortgage and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

                  "Commitment" means, with respect to any Lender, the commitment of such Lender to make Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth below such Lender's name on the signature pages hereto and as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. "Commitments" means the aggregate



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Commitments of all Lenders; provided that the aggregate Commitments of all
Lenders shall not at any time exceed $30,000,000.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Credit Facilities" means the Revolving Credit Agreement, dated as of August 13, 1999, as amended, among the Borrower, Fleet National Bank, as Administrative Agent and the lenders party thereto, as such Agreement may be amended, modified or supplemented, including any increase, refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or group of lenders.

                  "Credit Facilities Lenders" means the Lenders under the then effective Credit Facilities.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "distribution" means, any distribution by way of cash, securities or other property, by set-off or otherwise.

                  "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to six months after the Scheduled Termination Date.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Eligible Assignee" means (a) a Lender or any Affiliate of such Lender or (b) any purchaser under the Rights Offering Documents.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as



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amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health
Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 6.1.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" means  each Subsidiary Guarantor.

                  "Guarantor Senior Debt" means, with respect to any Guarantor,
(i) all Indebtedness of such Guarantor outstanding under Credit Facilities and all Hedging Contracts with respect thereto and all obligations in respect of cash management arrangements with any of the Credit Facilities Lenders (including interest after the commencement of any of the proceedings referred to in Section 5.2 at a rate specified in the applicable Senior Debt, whether or not a claim therefor would be allowed in such proceeding), (ii) any other Indebtedness of such Guarantor permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Guarantee of such Guarantor and (iii) all Obligations of such Guarantor with



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respect to the foregoing, including, without limitation, all "Obligations" as such term is defined in the Credit Facilities. Notwithstanding anything to the contrary in the foregoing, "Guarantor Senior Debt" shall not include (a) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (b) any Indebtedness of such Guarantor to any of its Subsidiaries or other Affiliates or (c) any trade payables.

                  "Guaranty" means the subordinated guaranty, in substantially the form of Exhibit C, executed by each Subsidiary Guarantor.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services , other than trade payables incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise



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acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnitees" has the meaning specified in Section 11.4.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Joinder Agreement" means the joinder agreement to be entered into by The Veritas Capital Fund, L.P. in substantially the form of Exhibit E.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or the Joinder Agreement.

                  "Lending Office" means, with respect to any Lender, the office of such Lender specified on the signature pages to this Agreement or the Joinder Agreement or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" has the meaning specified in Section 2.1(a).

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty, and the Collateral Documents.

                  "Loan Party" means each of the Borrower, each Subsidiary Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "Material Adverse Effect" means a material adverse effect on the consolidated assets, business, condition (financial or otherwise) or operations of the Borrower or on the Borrower's ability to perform its material Obligations under the Loan Documents or the Lenders' and the Administrative Agent's material rights under the Loan Documents.



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                  "Mortgage" means the subordinated mortgage, in substantially the form of Exhibit D hereto, made by the Borrower.

                  "Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Loan owing to such Lender.

                  "Obligations" means the Loans and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, or any Indemnitee, of every type and description, present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Junior Securities" means Stock or Stock Equivalents in the Borrower or other Securities of the Borrower or the relevant Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) or Guarantor Senior Debt (and any debt securities issued in exchange for Guarantor Senior Debt), as applicable, to the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to this Agreement and (i) have a maturity and weighted average life to maturity longer than the Notes and (ii) are otherwise on terms and conditions satisfactory to the Credit Facilities Lenders.

                  "Permitted Liens" shall mean Liens permitted by the Credit Facilities.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Principals" means (i) Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership, (ii) each general partner of any of the foregoing who is a partner or employee of the Blackstone Group L.P., (iii) USX Corporation, (iv) Kobe Steel, Ltd. and (v) any Affiliate of the Persons specified in clause (i)-(iv) of this definition.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing the principal amount of such Lender's Loan by the aggregate Loans of all Lenders.

                  "Register" has the meaning specified in Section 11.8.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property



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owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt or Guarantor Senior Debt, as applicable.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than 50.1 % of the principal amount of all Loans then outstanding; (or if no Loans shall be outstanding at such time, Lenders having more than 50.1% of the aggregate Commitments at such time).

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers or managing members of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Subsidiary Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "Rights Offering Documents" means the Subscription Agreement, of even date herewith, among Republic Technologies International, Inc., the Borrower and the purchasers listed on the signature pages thereto.

                  "Scheduled Termination Date" means August 1, 2010.

                  "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.



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                  "Secured Parties" means the Lenders, the Administrative Agent and any other holder of any of the Obligations.

                  "Senior Debt" of the Borrower means all Indebtedness of such Borrower outstanding under Credit Facilities and all Hedging Contracts with respect thereto and all obligations in respect of cash management arrangements with any of the Credit Facilities Lenders and all Senior Debt Obligations of the Borrower with respect to the foregoing including all "Obligations", as such term is defined in the Credit Facilities and including interest after the commencement of any of the proceedings referred to in Section 5.2 at a rate specified in the applicable Senior Debt, whether or not a claim therefor would be allowed in such proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Debt of the Borrower shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Borrower, (ii) any Indebtedness of the Borrower to any of its Subsidiaries or other Affiliates or
(iii) any trade payables.

                  "Senior Debt Obligations" means all obligations in respect of the Senior Debt and the Guarantor Senior Debt.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Subsidiary of the Borrower party to the Guaranty.

                  "Taxes" has the meaning specified in Section 2.9(a).

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."



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                  SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES.

                  All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  SECTION 1.4. CERTAIN TERMS.

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) References in this Agreement to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                  (f) The terms "Collateral Agent", "Lender" and "Administrative Agent" include their respective successors and assigns.

                                   ARTICLE II

                                  THE FACILITY

                  SECTION 2.1. THE COMMITMENTS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (each a "Loan") to the Borrower on the earlier to occur of (a) the Closing Date and (b) the date on which such Lender becomes a party hereto pursuant to the Joinder Agreement, in an amount not to exceed such Lender's Commitment. Amounts of Loans prepaid may not be reborrowed.

                  SECTION 2.2. BORROWING PROCEDURES. Each Lender shall, before 11:00 A.M. (New York City time) on the date specified in Section 2.1 for such Lender, make available to the Borrower at its address referred to in Section 11.8, in immediately available funds, such Lender's Loan; provided that the applicable conditions set forth in Section 3.1 shall be satisfied.

                  SECTION 2.3. REPAYMENT OF LOANS. The Borrower promises to repay the entire unpaid principal amount of the Loans on the Scheduled Termination Date.

                  SECTION 2.4. EVIDENCE OF DEBT.

                  (a) The Loans made pursuant hereto are evidenced by separate subordinated promissory notes of the Borrower, substantially in the form of Exhibit B hereto (together with any promissory notes in substantially such form issued in substitution or replacement therefor, the "Notes" or, in the singular a "Note"); one Note being payable to the order of each Lender in a principal amount equal to such Lender's Commitment and representing the obligation of the Borrower to pay to such Lender the amount of the Commitment or, if less, the aggregate unpaid principal amount of the Loan made by such Lender hereunder, plus accrued interest thereon, as set forth below. Each Lender is hereby authorized to record the date and amount of its Loan, the maturity date thereof, and the date and amount of each repayment of principal thereof.

                  (b) The entries made in the accounts maintained pursuant to clause (a) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  SECTION 2.5. OPTIONAL PREPAYMENTS.

                  (a) Loans. The Borrower may, subsequent to the earlier of (i) the date on which the Credit Facility Lenders consent and (ii) the date all obligations under the Credit Facilities shall have been indefeasibly repaid in full in cash, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.5.

                  SECTION 2.6. MANDATORY PREPAYMENTS.

                  (a) Upon the occurrence of any Change of Control, the Borrower shall, after indefeasible payment in full in cash of all Senior Debt, prepay the Loans, together with all accrued but unpaid interest on the Loans and a premium equal to one percent of the outstanding principal amount of the Loans.

                  (b) Any prepayment required by subsection (a) hereof shall be made within ten Business Days after the occurrence of such Change of Control.

                  SECTION 2.7. INTEREST.

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.7(c), at a rate per annum equal to 9.5%.

                  (b) Interest Payments. Interest accrued on each Loan shall be payable in arrears on each February 1 and August 1 of each year, commencing on the earlier of (i) the date on which the Credit Facility Lenders consent and
(ii) August 1, 2006.

                  (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.7(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

                  SECTION 2.8. PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest to the Lenders, in accordance with the application of payments set forth in clause
(d) of this Section 2.8, as applicable, for the account of their respective Lending Offices. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days and twelve 30-day months.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  (d) All payments in respect of any Obligations and all other proceeds of Collateral shall be applied by the Administrative Agent in the following order:

                      (i) first, to pay Obligations in respect of any expense
             reimbursements or indemnities then due to the Lenders;

                      (ii) second, to pay interest then due and payable in
             respect of the Loans;

                      (iii) third, to pay principal payments on the Loans,
             ratably to the aggregate principal amount of such Loans; and

                      (iv) fourth, to the ratable payment of all other
             Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through fourth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of each Lender's interest in the aggregate outstanding Obligations described in such clauses.

                  SECTION 2.9. TAXES.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.9) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.8, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of the Obligations.

                                  ARTICLE III

                               CONDITIONS TO LOANS

                  SECTION 3.1. CONDITIONS PRECEDENT TO LOANS. The obligation of each Lender to make its Loan is subject to the satisfaction or waiver of all of the following conditions precedent:

                  (a) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                      (i) this Agreement, duly executed and delivered by the
             Borrower and, for the account of each Lender, a Note of the Borrower conforming to the requirements set forth herein;

                      (ii) the Guaranty, duly executed by each Subsidiary
             Guarantor;

                      (iii) the Mortgage together with: (A) evidence that
             counterparts of the Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable second priority lien (subject only to the lien in favor of the Credit Facilities) on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (B) an opinion of counsel in Ohio in form and substance and from counsel satisfactory to the Administrative Agent; and

                      (iv) such other certificates, documents, agreements and
             information respecting any Loan Party as the Administrative Agent may reasonably request.

                  (b) Rights Offering. The conditions precedent to the consummation of the transactions contemplated by the Rights Offering Documents shall have been satisfied or waived.

                  (c) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that, on and as of the Closing Date, each of the representations and warranties of the Borrower set forth in the Rights Offering Documents are true and correct in all material respects.

                                   ARTICLE V

                                  SUBORDINATION

                  SECTION 5.1. AGREEMENT TO SUBORDINATE.The Borrower agrees, and each Lender agrees, that the Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article V, to the prior indefeasible payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

                  SECTION 5.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Borrower in a liquidation or dissolution of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property, an assignment for the benefit of creditors or any marshalling of the Borrower's assets and liabilities:

                  (a) holders of Senior Debt of the Borrower shall be entitled to receive indefeasible payment in full in cash of all Senior Debt Obligations (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not a claim therefor would be allowed in such proceeding) before the Lenders will be entitled to receive any payment with respect to the Notes; and

                  (b) until all Senior Debt Obligations are paid in full in cash, any distribution to which the Lenders would be entitled shall be made to the holders of Senior Debt (except that Lenders may receive Permitted Junior Securities).

                  SECTION 5.3. DEFAULT ON CREDIT FACILITIES. The Borrower may not make any payment or distribution to the Administrative Agent or any Lender in respect of Obligations with respect to the Notes and may not acquire from the Administrative Agent or any Lender for cash or property (other than Permitted Junior Securities) until all principal and other obligations with respect to the Senior Debt have been indefeasibly paid in full in cash if:

                  (a) a default in the payment of the principal of or premium, or interest on any Credit Facility occurs and is continuing beyond any applicable grace period; or

                  (b) any other default occurs and is continuing with respect to any Credit Facility that permits holders of such Credit Facility to accelerate its maturity and the Administrative Agent receives a notice of such default from the lenders (or a Representative thereof) under such Credit Facility.

                  The Borrower may and shall resume payments on, and distributions in respect of, the Notes and may acquire them upon the earlier of the date on which such default is cured or waived. Notwithstanding the foregoing, the Administrative Agent and the Lenders acknowledge and agree that no payment shall be made in respect of the obligations prior to January 1, 2005, unless the Senior Debt obligations shall have been indefeasibly paid in full in cash.

                  SECTION 5.4. ACCELERATION OF SECURITIES. If the Lenders wish to accelerate payment of the Notes because of the occurrence of an Event of Default, the Administrative Agent or the Lenders shall notify holders of Senior Debt (or a Representative thereof) at least 10 days prior to such acceleration, and no acceleration shall be effective unless the obligations under the Credit Facilities shall have been accelerated and such notice period shall have elapsed.

                  SECTION 5.5. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment of any Obligations or other assets of the Borrower or any Guarantor with respect to the Notes at a time when the Administrative Agent or such Lender, as applicable, has received written notice or has actual knowledge that such payment is prohibited by Section 5.3 hereof, such payment or other assets shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered and assigned, upon written request, to, the Representative of the Credit Facilities Lenders with appropriate endorsements, if applicable, for application to the payment of all Senior Debt Obligations remaining unpaid to the extent necessary to pay such Senior Debt Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  SECTION 5.6. NOTICE BY BORROWER. The Borrower shall promptly notify the Administrative Agent of any facts known to it that would cause a payment of any Obligations with respect to the Notes to violate this Article V, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article V.

                  SECTION 5.7. SUBROGATION. After all Senior Debt of the Borrower is indefeasibly paid in full in cash and until the Notes are paid in full, Lenders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this Article V to holders of Senior Debt of the Borrower that otherwise would have been made to Lenders is not, as between the Borrower and Lenders, a payment by the Borrower on the Notes.

                  SECTION 5.8. RELATIVE RIGHTS. This Article V defines the relative rights of Lenders and holders of Senior Debt of the Borrower. Nothing in this Agreement shall:

                  (a) impair, as between the Borrower and Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                  (b) affect the relative rights of Lenders and creditors of the Borrower other than their rights in relation to holders of Senior Debt of the Borrower.

                  If the Borrower fails because of this Article V to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

                  SECTION 5.9. SUBORDINATION MAY NOT BE IMPAIRED BY BORROWER. No right of any holder of Senior Debt of the Borrower to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Borrower or any Lender or by the failure of the Borrower or any Lender to comply with this Agreement.

                  SECTION 5.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  (a) Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Borrower, the distribution may be made and the notice given to their Representative.

                  (b) Upon any payment or distribution of assets of the Borrower referred to in this Article V, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Borrower and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

                  SECTION 5.11. RIGHTS OF ADMINISTRATIVE AGENT.

                  (a) Notwithstanding the provisions of this Article V or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments on the Notes, unless the Administrative Agent shall have received at the address specified in Section 11.7 at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article V. Only the Borrower or a Representative may give the notice. Notwithstanding the foregoing, the Administrative Agent hereby acknowledges that it has knowledge that no payment may be made hereunder prior to the earliest of
(a) January 1, 2005, (b) receipt by it of written consent from the Credit Facilities Lenders to such payment, and (c) indefeasible repayment in full in cash of all obligations under the Credit Facilities.

                  (b) The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any Agent may do the same with like rights.

                  SECTION 5.12. AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender of Notes, by the Lender's acceptance thereof, authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article V, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes. If the Administrative Agent does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 9.1(e) hereof at least 30 days before the expiration of the time to file such claim, the Representative of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Lenders of the Notes.

                  SECTION 5.13. DEFENSE TO ENFORCEMENT. If the Administrative Agent or any Lender, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower or any Guarantor, then the Borrower or such Guarantor may interpose as a defense or plea the making of this Agreement, and the Credit Facilities Lenders (or their Representative) may intervene and interpose such defense or plea in its name or in the name of the Borrower or any Guarantor. If the Administrative Agent or any Lender, in contravention of the terms of this Agreement, shall attempt to collect any of the

Obligations or enforce any of the Loan Documents, then the Credit Facilities Lenders (or their Representative) the Borrower or any Guarantor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Credit Facilities Lenders (or their Representative) or in the name of the Borrower or any Guarantor.

                  SECTION 5.14. SUBORDINATED DEBT VOTING RIGHTS. At any meeting of creditors of the Borrower or any Guarantor or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or any Guarantor or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower, any Guarantor or such Person's business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower or any Guarantor for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Lenders hereby assign and grant their right to vote and otherwise act with respect to the Obligations to the Representative of the Credit Facilities Lenders (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that if such Representative in its sole discretion at any time permits the Lenders to vote and otherwise act in connection therewith, the Lenders shall not vote or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Lenders' obligations and agreements set forth in this Agreement.

                  SECTION 5.15. FREEDOM OF DEALING. The Lenders agree, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Borrower and the Credit Facilities Lenders may agree to increase the amount of the Senior Debt or otherwise modify the terms of any of the Senior Debt, and the Credit Facilities Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without the consent of the Lenders, the Borrower or any Guarantor and without affecting the agreements of the Lenders, the Borrower and the Guarantors contained in this Agreement; provided, however, that nothing contained in this Section 5.15 shall constitute a waiver of the right of the Borrower itself to agree or consent to a settlement or compromise of a claim which the Credit Facilities Lenders may have against the Borrower.

                  SECTION 5.16. AMENDMENTS. The provisions of this Article V shall not be amended or modified without the written consent of the holders of all Senior Debt of the Borrower.

                                   ARTICLE VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 6.1. REPORTING. The Borrower shall furnish to each of the Lenders promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission.

                  SECTION 6.2. DEFAULT NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default or Event of Default, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 7.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by Section 8.4.

                  SECTION 7.2. COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Requisite Lenders, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 8.1. RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment unless such Restricted Payment is permitted to be made by the Credit Facilities.

                  SECTION 8.2. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Stock to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries, or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, unless such restriction or encumbrance is otherwise permitted by the Credit Facilities.

                  SECTION 8.3. PAYMENTS FOR CONSENT.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  SECTION 8.4. RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower will not (a) merge with any Person, (b) consolidate with any Person, or (c) sell all or substantially all of its assets to any Person, unless the Borrower is the survivor of such merger or consolidation, or the Person with whom the Borrower merges or consolidates or who acquires all or substantially all of the assets of the Borrower assumes the obligations of the Borrower hereunder by an instrument satisfactory in form and substance to the Administrative Agent.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) The Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable or (ii) any interest on any Loan, or any other Obligation (other than one referred to in clause (i)) and such non-payment continues for a period of ten Business Days after the due date therefor; or

                  (b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.1 or 6.2, Article VIII or
Section 2.9 of the Mortgage, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (d) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $30 million or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) any provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party party thereto, or any Loan Party shall so state in writing, unless the foregoing would not result in a Material Adverse Effect; or

                  (g) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall cease to be a perfected Lien or any Loan Party shall so state in writing.

                  SECTION 9.2. REMEDIES. During the continuance of any Event of Default, and subsequent to a declaration by the Credit Facility Lenders that the Indebtedness under the Credit Facilities has become immediately due and payable (but not otherwise, unless all obligations owing to the Credit Facilities Lenders shall have been indefeasibly paid in full in cash), the Administrative Agent shall, at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in
Section 9.1(e), the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, subject to Section 5 and the subordination provisions contained in the Collateral Documents, the Administrative Agent may exercise any remedies provided for by the

Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  SECTION 9.3. RESCISSION. If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

                  SECTION 10.1. AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints Blackstone as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and that under the Collateral Documents the Administrative Agent may delegate all its powers and obligations to a subagent or to the Collateral Agent to act as agent for the Lenders and the other Secured Parties.

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

                  SECTION 10.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2; (b) may rely on the Register to the extent set forth in Section 11.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3. THE ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Blackstone shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders.

                  SECTION 10.4. LENDER CREDIT DECISION. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 10.5. INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  SECTION 10.6. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, Blackstone (if it is the resigning Administrative Agent) or the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject in the case of any such successor that is not a Lender or an Affiliate thereof, to the consent of the Representative of the Credit Facilities Lenders, such consent not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by Blackstone (if it is the resigning Administrative Agent) or the Requisite Lenders within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of all the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10.7. CONCERNING THE COLLATERAL AND THE COLLATERAL DOCUMENTS.

                  (a) Each Lender agrees that any action taken by any Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by any Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Agents shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the

Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral;
(v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Agents, the Lenders and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) Each of the Lenders hereby directs, in accordance with the terms hereof, the Agents to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Agents for the benefit of the
Lenders:

                  (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans and all other Obligations which have matured and which such Agent has been notified in writing are then due and payable; and

                  (ii) against any Collateral to the extent permitted under the terms of the Mortgage.

Each of the Lenders hereby directs the Agents to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender in addition to the Requisite Lenders, do any of the following:

                  (i) subject the Lenders to any additional obligations;

                  (ii) extend the Scheduled Termination Date;

                  (iii) reduce the principal amount of any Loan (other than by the payment or prepayment thereof);

                  (iv) reduce the rate of interest on any Loan;

                  (v) postpone any scheduled date fixed for payment of such interest;

                  (vi) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                  (vii) release substantially all of the Collateral except as provided in Section 10.7(b) or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition of such Subsidiary Guarantor; or

                  (viii) amend this Section 11.1 or the definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all applicable Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such Loan and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 11.2. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and shall accept the subordination provided herein, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, a new Note to the order of such assignee in an amount equal to the Loan assumed by it pursuant to such Assignment and Acceptance and a new Note to the order of the assigning Lender in an amount equal to the Loan retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Note and be in substantially the form of Exhibit B hereto.

                  SECTION 11.3. COSTS AND EXPENSES. The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (ii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (iii) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (iv) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (v) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, this Agreement or any of the other Loan Documents; (vi) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; (vii) the enforcement of any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default;
(viii) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (ix) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (x) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (vii) through (x) above.

                  SECTION 11.4. INDEMNITIES.

                  (a) The Borrower agrees to indemnify and hold harmless each Agent, and each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i),
(ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by any Agent, any Lender, or any agent on behalf of any Agent or any Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and
(B) attributable solely to acts of such Agent, such Lender or any agent on behalf of the Agents or such Lender.

                  (b) The Borrower shall indemnify the Administrative Agent for, and hold the Administrative Agent harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) Each of the Agents and each Lender agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (a) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

                  (d) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 11.5. LIMITATION OF LIABILITY. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.6. SHARING OF PAYMENTS, ETC.

                  (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.7. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

            (a)      if to the Borrower:

                     Republic Technologies International, LLC
                     3770 Embassy Parkway

                     Akron, Ohio 44333
                     Attention:  President
                     Telecopy no:  (330)670-3000

            (b)      if to any Lender, at its Lending Office;

            (c)      if to the Administrative Agent:

                     Blackstone Capital Partners II Merchant Banking Fund L.P. c/o The Blackstone Group
                     399 Park Avenue
                     New York, New York 10017
                     Attention:  Matthew Kabiker
                     Telecopy no:  (212) 583-5508

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

                  SECTION 11.8. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.9. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

                  SECTION 11.10. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.11. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Nothing contained in this Section 11.11 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  SECTION 11.12. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 11.13. MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.14. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 11.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  SECTION 11.16. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 11.17. CONFIDENTIALITY. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (d) to assignees or potential assignees who agree to be bound by the provisions of this Section 11.17.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                   BLACKSTONE CAPITAL PARTNERS II
                                   MERCHANT BANKING FUND L.P.,
                                   as Administrative Agent


                                   By: BLACKSTONE MANAGEMENT
                                   ASSOCIATES MANAGEMENT
                                   ASSOCIATES II L.L.C.


                                   By:
                                       ------------------------------
                                       David Blitzer
                                       Member

                                   Address for Notices:

                                   c/o The Blackstone Group
                                   399 Park Avenue
                                   New York, New York 10017
                                   Attention:  Matthew Kabaker
                                   Telecopy no:  (212) 583-5508

                                       [Lenders]


                                       By:
                                          ------------------------------
                                          Title:

                                       etc.

                                TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I         DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS....................................... 1

         Section 1.1.      Defined Terms................................................................. 1
         Section 1.2.      Computation of Time Periods................................................... 9
         Section 1.3.      Accounting Terms and Principles............................................... 10
         Section 1.4.      Certain Terms................................................................. 10

ARTICLE II        THE FACILITY........................................................................... 10

         Section 2.1.      The Commitments............................................................... 10
         Section 2.2.      Borrowing Procedures.......................................................... 10
         Section 2.3.      Repayment of Loans............................................................ 10
         Section 2.4.      Evidence of Debt.............................................................. 11
         Section 2.5.      Optional Prepayments.......................................................... 11
         Section 2.6.      Mandatory Prepayments......................................................... 11
         Section 2.7.      Interest...................................................................... 11
         Section 2.8.      Payments and Computations..................................................... 12
         Section 2.9.      Taxes......................................................................... 13

ARTICLE III       CONDITIONS TO LOANS.................................................................... 14

         Section 3.1.      Conditions Precedent to Loans................................................. 14


ARTICLE IV        REPRESENTATIONS AND WARRANTIES......................................................... 14


ARTICLE V         SUBORDINATION.......................................................................... 15

         Section 5.1.      Agreement to Subordinate...................................................... 15
         Section 5.2.      Liquidation; Dissolution; Bankruptcy.......................................... 15
         Section 5.3.      Default on Credit Facilities.................................................. 15
         Section 5.4.      Acceleration of Securities.................................................... 15
         Section 5.5.      When Distribution Must Be Paid Over........................................... 16
         Section 5.6.      Notice by Borrower............................................................ 16
         Section 5.7.      Subrogation................................................................... 16
         Section 5.8.      Relative Rights............................................................... 16
         Section 5.9.      Subordination May Not Be Impaired by Borrower................................. 16
         Section 5.10.     Distribution or Notice to Representative...................................... 17
         Section 5.11.     Rights of Administrative Agent................................................ 17
         Section 5.12.     Authorization to Effect Subordination......................................... 17
         Section 5.13.     Defense to Enforcement........................................................ 17
         Section 5.14.     Subordinated Debt Voting Rights............................................... 18
         Section 5.15.     Freedom of Dealing............................................................ 18
         Section 5.16.     Amendments.................................................................... 18

ARTICLE VI        REPORTING COVENANTS.................................................................... 19

         Section 6.1.      Reporting..................................................................... 19
         Section 6.2.      Default Notices............................................................... 19

ARTICLE VII       AFFIRMATIVE COVENANTS.................................................................. 19



         Section 7.1.      Preservation of Corporate Existence, Etc...................................... 19
         Section 7.2.      Compliance with Laws, Etc..................................................... 19

ARTICLE VIII      NEGATIVE COVENANTS..................................................................... 19

         Section 8.1.      Restricted Payments........................................................... 19
         Section 8.2.      Dividend And Other Payment Restrictions Affecting Subsidiaries................ 20
         Section 8.3.      Payments For Consent.......................................................... 20
         Section 8.4.      Restriction on Fundamental Changes............................................ 20

ARTICLE IX        EVENTS OF DEFAULT...................................................................... 20

         Section 9.1.      Events of Default............................................................. 20
         Section 9.2.      Remedies...................................................................... 21
         Section 9.3.      Rescission.................................................................... 22

ARTICLE X         THE ADMINISTRATIVE AGENT............................................................... 22

         Section 10.1.     Authorization and Action...................................................... 22
         Section 10.2.     Administrative Agent's Reliance, Etc.......................................... 23
         Section 10.3.     The Administrative Agent Individually......................................... 23
         Section 10.4.     Lender Credit Decision........................................................ 23
         Section 10.5.     Indemnification............................................................... 23
         Section 10.6.     Successor Administrative Agent................................................ 24
         Section 10.7.     Concerning the Collateral and the Collateral Documents........................ 24

ARTICLE XI        MISCELLANEOUS.......................................................................... 25

         Section 11.1.     Amendments, Waivers, Etc...................................................... 25
         Section 11.2.     Assignments and Participations................................................ 27
         Section 11.3.     Costs and Expenses............................................................ 27
         Section 11.4.     Indemnities................................................................... 28
         Section 11.5.     Limitation of Liability....................................................... 29
         Section 11.6.     Sharing of Payments, Etc...................................................... 29
         Section 11.7.     Notices, Etc.................................................................. 30
         Section 11.8.     No Waiver; Remedies........................................................... 30
         Section 11.9.     Binding Effect................................................................ 31
         Section 11.10.    Governing Law................................................................. 31
         Section 11.11.    Submission to Jurisdiction; Service of Process................................ 31
         Section 11.12.    Waiver of Jury Trial.......................................................... 31
         Section 11.13.    Marshaling; Payments Set Aside................................................ 31
         Section 11.14.    Section Titles................................................................ 31
         Section 11.15.    Execution in Counterparts..................................................... 31
         Section 11.16.    Entire Agreement.............................................................. 32
         Section 11.17.    Confidentiality............................................................... 32

                                    EXHIBITS

                     Exhibit A           -  Form of Assignment and Acceptance
                     Exhibit B           -  Form of Note
                     Exhibit C           -  Form of Guaranty
                     Exhibit D           -  Form of Mortgage
                     Exhibit E           -  Form of Joinder Agreement

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                  ASSIGNMENT AND ACCEPTANCE dated as of _________, ____ between ______________ (the "Assignor") and ______________ (the "Assignee").

                  Reference is made to the Credit Agreement, dated as of July 17, 2000 the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, and Blackstone Capital Partners II Merchant Banking Fund L.P., as agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

                  The Assignor and the Assignee hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor's rights and obligations under the Credit Agreement equal to the Ratable Portion of the Loans specified on Section 1 of Schedule I hereto. The principal amount of the Loans assigned to the Assignee are set forth in Section 1 of such Schedule I and the principal amount of the Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any Loan Party or the performance or observance by the Borrower and any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for [a] new Note[s] in accordance with Section 11.2(d) of the Credit Agreement.

3. The Assignee (i) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (ii) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Assignee; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the Effective Date specified in Section 3 of Schedule I hereto (the "Effective Date").

5. Upon such recording by the Administrative Agent, then, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

6. Upon such recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  [ASSIGNOR]

                                  By:___________________________
                                     Name:
                                     Title:

                                  [ASSIGNEE]

                                  By:___________________________
                                     Name:
                                     Title:

                                  Lending Office (and address for notices):

                                   SCHEDULE I

                                       TO

                            ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Ratable Portion assigned to Assignee:                       _______________%


Aggregate Outstanding Principal Amount of Loans

Assigned to Assignee:                                       $_______________

SECTION 2.

Ratable Portion retained by Assignee:                       _______________%

Aggregate Outstanding Principal Amount of Loans

retained by Assignor:                                       $______________

SECTION 3.

Effective Date:                                              ________, ____

                                    EXHIBIT B

                                SUBORDINATED NOTE

Lender: [_______________]                               New York, New York
Principal Amount: [$________________]                   _____________, ____


         FOR VALUE RECEIVED, the undersigned, Republic Technologies International, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of the Lender set forth above (the "Lender") the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Loan (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of such Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in Dollars to Blackstone Capital Partners II Merchant Banking Fund L.P., as Administrative Agent, at Blackstone Capital Partners II Merchant Banking Fund L.P., c/o The Blackstone Group, 399 Park Avenue, New York, New York 10017, in immediately available funds.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 17, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, and Blackstone Capital Partners II Merchant Banking Fund L.P., as agent for the Lenders. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

         The Credit Agreement, among other things, (i) provides for the making of a Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Loan being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.

         This Note is subject to subordination provisions as provided in the Credit Agreement.

         Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                By:
                                   ------------------------------
                                   Title:

                                    EXHIBIT C

                              SUBORDINATED GUARANTY

         GUARANTY dated as of July 17, 2000 by each of the entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 22 hereof (each a "Guarantor" and, collectively a "Guarantor"), in favor of the Administrative Agent, each Lender and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a "Guarantied Party" and, collectively the "Guarantied Parties").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement dated as of July 17, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among Republic Technologies International, LLC (the "Borrower"), the Lenders party thereto and Blackstone Capital Partners II Merchant Banking Fund L.P., as agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

         WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

         WHEREAS, as a condition to the making of the Loans that each Guarantor execute and deliver this Guaranty for the benefit of the Guarantied Parties;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. GUARANTY.

         (a) To induce the Lenders to make the Loans, subject to the subordination provisions herein, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

         (b) Each Guarantor further agrees that, if any payment made by Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such

Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

         SECTION 2. LIMITATION OF GUARANTY. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Guaranty or (iii) any other agreement providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

         SECTION 3. CONTRIBUTION. To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Loans and (ii) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

         SECTION 4. AUTHORIZATION; OTHER AGREEMENTS. The Guarantied Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

                  (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

                  (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;

                  (c) accept partial payments on the Obligations;

                  (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

                  (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

                  (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

                  (g) apply to the Obligations any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or from any Guarantor to the Obligations in such order as provided herein whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

                  (h) apply any and all payments or recoveries from any Guarantor of the Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties, or any of them, whether or not such indebtedness or obligations relate to the Obligations; and

                  (i) refund at any time any payment received by any Guarantied Party in respect of any of the Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

         SECTION 5. GUARANTY ABSOLUTE AND UNCONDITIONAL. Each Guarantor hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

                  (a) the invalidity or unenforceability of any of the Borrower's obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

                  (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

                  (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

                  (d) any Guarantied Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

                  (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party's claim (or claims) for repayment of the Obligations ;

                  (g) any use of cash collateral under Section 363 of the Bankruptcy Code;

                  (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

                  (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

                  (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

                  (k) failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

                  (l) any action taken by any Guarantied Party that is authorized hereby;

                  (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property; or

                  (n) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

                  SECTION 6. WAIVERS. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

         SECTION 7. RELIANCE. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

         SECTION 8. WAIVER OF SUBROGATION AND CONTRIBUTION RIGHTS. Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by Guarantor in respect of the Obligations.

         SECTION 9. SUBORDINATION. Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to all of the Senior Debt, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), mutatis mutandis, to the same extent with respect to each Guarantor as is provided for the Borrower in the Credit Agreement and on terms set forth therein.

         SECTION 10. DEFAULT; REMEDIES. The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any of the Obligations is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations
(i) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (ii) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

         SECTION 11. IRREVOCABILITY. This Guaranty shall be irrevocable as to any and all of the Obligations until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

         SECTION 12. SETOFF. Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guarantied Party or Affiliate.

         SECTION 13. NO MARSHALLING. Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

         SECTION 14. ENFORCEMENT; AMENDMENTS; WAIVERS. No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

         SECTION 16. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV of the Credit Agreement are true and correct on each date as required by Section 3.1 of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

         SECTION 17. GOVERNING LAW. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         SECTION 18. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

         (a) Any legal action or proceeding with respect to this Guaranty, and any of the other Loan Documents, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Nothing contained in this Section 18 shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

         (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

         SECTION 19. WAIVER OF JURY TRIAL. Each of the Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any of the other Loan Documents.

         SECTION 20. NOTICES. Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.

         SECTION 21. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 22. COLLATERAL. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties.

         SECTION 23. COSTS AND EXPENSES. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied

Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

        SECTION 24.WAIVER. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.

        SECTION 25. ENTIRE AGREEMENT. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

                                          RTI CAPITAL CORP.

                                          By:__________________________
                                                 Name:
                                                 Title:


                                          REPUBLIC TECHNOLOGIES INTERNATIONAL
                                          HOLDINGS, LLC

                                          By:__________________________
                                                 Name:
                                                 Title:


                                          NIMISHILLEN & TUSCARAWAS, LLC

                                          By:__________________________
                                                 Name:
                                                 Title:


                                          BLISS & LAUGHLIN, LLC

                                          By:__________________________
                                                 Name:
                                                 Title:


                                          CANADIAN DRAWN STEEL COMPANY, INC.

                                          By:__________________________
                                                 Name:
                                                 Title:


Acknowledged and agreed to
as of the date first above written:

BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., as Administrative Agent

By:
   ------------------------------------
     Name:
     Title:
                           SIGNATURE PAGE TO GUARANTY

                                                                       EXHIBIT A

                               GUARANTY SUPPLEMENT

         The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty dated as of July 17, 2000 (the "Guaranty"), among certain Subsidiaries of Republic Technologies International, LLC listed on the signature pages thereof and acknowledged by Blackstone Capital Partners II Merchant Banking Fund L.P., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

                  Agreed to this __ day of ___________, __.




                                       [NAME OF GUARANTOR]


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


Acknowledged and agreed to
as of the date set forth above:

BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., as Administrative Agent

By:
   ------------------------------------
     Name:
     Title:




                              GUARANTY SUPPLEMENT

                                           Recording Office:  Stark County, Ohio

                                    EXHIBIT D

                         SUBORDINATED OPEN-END MORTGAGE,

          SECURITY AGREEMENT, ASSIGNMENT OF RENTS, INCOME AND PROCEEDS

                            DATED as of July 17, 2000



                                      from

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                       to

                         CHICAGO TITLE INSURANCE COMPANY

                  Notice: This instrument secures, INTER ALIA, obligations which may provide for after-acquired property provisions.

                  Notwithstanding anything to the contrary contained herein, the maximum principal indebtedness secured under any contingency by this instrument shall in no event exceed $30,000,000.00.

                                           Recording Office:  Stark County, Ohio

                                    EXHIBIT D


                         SUBORDINATED OPEN-END MORTGAGE,
          SECURITY AGREEMENT, ASSIGNMENT OF RENTS, INCOME AND PROCEEDS

                       THE MAXIMUM AMOUNT OF INDEBTEDNESS,
                             EXCLUSIVE OF INTEREST,
                   SECURED BY THIS MORTGAGE IS $30,000,000.00

         REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company having its principal place of business at 3770 Embassy Parkway, Akron, OH 44333 (the "Mortgagor"), for consideration paid, grants, with Mortgage Covenants (as defined in 5302.13, Ohio Revised Code), to CHICAGO TITLE INSURANCE COMPANY having a principal place of business at 1275 Ontario, Cleveland, Ohio 44113, Attn: Edward R. Horejs, Jr., Esq., (in such capacity, hereinafter called the "Mortgagee"), and grants Mortgagee a security interest in, the Property (as such term is defined and described in the Mortgage Rider attached hereto as EXHIBIT C), as of July 17, 2000.

         This Mortgage is subordinated to Senior Debt, as defined in the Mortgage Rider annexed hereto as EXHIBIT C, on terms provided for therein.

         This Mortgage is given upon the Statutory Condition (as defined in 5302.14, Ohio Revised Code), to secure the payment and full performance of the Obligations (as defined in the Mortgage Rider) and also to secure the performance of all covenants and agreements herein contained. The Obligations are due and payable in full on August 1, 2010. The covenants, agreements, conditions, representations and warranties contained in the Mortgage Rider which is annexed hereto as EXHIBIT C are incorporated herein by reference as if fully set out herein; and all references to covenants, agreements, conditions, representations and warranties contained in this Mortgage shall be deemed to include the covenants, agreements, conditions, representations and warranties contained in said Mortgage Rider.

         Without limiting the remedies available to the Mortgagee under this Mortgage, but subject to the subordination provisions in the Mortgage Rider attached hereto as EXHIBIT C, upon the occurrence of an Event of Default (as defined in the Mortgage Rider), or upon abandonment of the Property by the Mortgagor, the Mortgagee, with or without judicially appointed receiver (which receiver shall be appointed, as matter of right, regardless of the adequacy of the security for the Obligations then secured by this Mortgage and may be appointed upon five (5) days prior notice to Mortgagor), shall be entitled to enter upon, take possession of, and manage the Property and to collect the rents for the Property, including those past due, and any rents collected by the Mortgagee or by the receiver shall be applied first to payment of costs of the management of the Property and the collection of rents, including, but not limited to, receiver's bonds and reasonable attorneys' fees, and then to the payment of the Obligations secured by this Mortgage. Mortgagee's agents, employees or attorneys may be appointed as receiver. This Mortgage secures payments for taxes, insurance and other payments for the protection of the Property.

         "Statutory Condition" is defined in Section 5302.14 of the Ohio Revised Code and provides generally that if the Mortgagor pays the principal and interest secured by this Mortgage, performs the other obligations secured hereby and the conditions of any prior mortgage, pays all taxes and assessments, maintains insurance against fire and other hazards, and does not commit or suffer waste, and if no further advances may be obtained under the Subordinated Credit Agreement or any of the other Obligations, then this Mortgage shall be void.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Signed the ___ day of July, 2000.


                                              REPUBLIC TECHNOLOGIES
                                              INTERNATIONAL, LLC

                                              Signature:
                                                        ------------------------

                                              Print Name:
                                                         -----------------------

                                              Title:
                                                    ----------------------------

Signed and acknowledged in
the presence of:




Witness Signature:
                   ------------------------

Print Name:
            -------------------------------

Witness Signature:
                   ------------------------

Print Name:
            -------------------------------

STATE OF ____________
COUNTY OF ___________, ss.

         On this ______ day of July 2000, before me appeared ___________________, to me personally known, or established on the basis of satisfactory evidence to be the person who signed the within instrument, who, being by me duly sworn, did say that he is the ___________________________ of REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a Delaware limited liability company, and in his capacity as such officer acknowledged that said instrument was signed in behalf of said limited liability company, and was the free act and deed of said limited liability company.

                                            ___________________________________
                                            Notary Public: ____________________
                                            My Commission expires: ___________

This instrument was
prepared by and, after
recording, should be
returned to:

THIERRY VALAT DE CORDOVA, ESQ.
WEIL, GOTSHAL & MANGES LLP
767 FIFTH AVENUE
NEW YORK, NEW YORK 10153-0119
(212) 310-8642

                                           Recording Office:  Stark County, Ohio

                                    EXHIBIT A
                                    ---------
                             DESCRIPTION OF PREMISES
                             -----------------------

                                  See Attached.

                                           Recording Office:  Stark County, Ohio

                                    EXHIBIT B
                                    ---------
                             PERMITTED ENCUMBRANCES
                             ----------------------

1. Reservation set forth in the Deed from Ford Motor Company to Ohio Power Company filed for record March 2, 1966 at 2:15 P.M. and recorded in Volume 3145, Page 354 of Stark County Records.

2. Reservation set forth in the Deed from Ford Motor Company to Ohio Power Company filed for record March 2, 1966 at 2:16 P.M. and recorded in Volume 3145, Page 356 of Stark County Records.

3. Recitals set forth in the Deed from Ford Motor Company to Republic Steel Corporation filed for record March 16, 1966 at 4:23 P.M. and recorded in Volume 3146, Page 617 of Stark County Records.

4. Reservation set forth in the Deed from Ford Motor Company to Republic Engineered Steels, Inc., filed for record November 16, 1993 at 12:32 P.M. and recorded in Volume 1537, Page 12 of Stark County Records.

5. Lease Agreement by and between Garaux Brothers Company and The East Ohio Gas Company filed for record December 11, 1945 at 9:40 A.M. and recorded in Volume 79, Page 259 of Stark County Records, as assigned to Ford Motor Company by instrument filed for record September 5, 1956 at 4:57 A.M. and recorded in Volume 110, Page 631 of Stark County Records.

6. Reservation set forth in the Deed from The First National Bank of Canton, Ohio, Trustee under the Last Will and Testament of Edward A. Langenbach, deceased to The Ohio Power Company filed for record July 9, 1941 and recorded in Volume 1341, Page 159 of Stark County Records.

7. Easement from George Garaux and Ida Garaux to The Ohio Power Company filed for record October 14, 1950 at 9:55 A.M. and recorded in Volume 1923, Page 184 of Stark County Records.

8. Agreement by and between The Ohio Power Company and The East Ohio Gas Company filed for record July 12, 1947 at 10:26 A.M. and recorded in Volume 1668, Page 101 of Stark County Records.

9. Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds granted by Republic Technologies International, LLC for the benefit of BankBoston, N.A., as Administrative Agent for itself and the other Banks party to the Credit Agreement (as defined in the Mortgage Rider attached hereto), and liens securing any refinancing or replacement of such Credit Agreement.

                                           Recording Office:  Stark County, Ohio

                                    EXHIBIT C
                                    ---------
                                 MORTGAGE RIDER
                                 --------------

         Mortgage Rider attached to and made a part of that certain Subordinated Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds, dated as of July 17, 2000 (the "Mortgage") from REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC (successor to Republic Engineered Steels, Inc., a Delaware corporation), a Delaware limited liability company having its principal place of business at 3770 Embassy Parkway, Akron, OH 44333 (the "Mortgagor"), to CHICAGO TITLE INSURANCE COMPANY having a principal place of business at 1275 Ontario, Cleveland, Ohio 44113, Attn: Edward R. Horejs, Jr., Esq. (in such capacity, the "Mortgagee").

         With intent to be legally bound, Mortgagor and Mortgagee agree that the following terms and conditions are herein made a part of the Mortgage as an integral part thereof. The provisions of this Mortgage Rider are supplementary to the provisions of the Mortgage to which this Mortgage Rider is attached and to the extent any provision of this Mortgage Rider deals with the same subject matter as similar provisions of the Mortgage, the provisions hereof are to be construed to expand such similar provisions and not to limit the general application of any general provision contained in the Mortgage. To the extent any provision of this Mortgage Rider conflicts with the Mortgage, the language in the Mortgage shall control. In case any one or more provisions of this Mortgage Rider may be found to be invalid or unenforceable for any reason or in any respect, such invalidity or unenforceability shall not limit or impair enforcement of any other provisions of this Mortgage Rider. Unless otherwise defined herein, capitalized terms used in the Mortgage and this Mortgage Rider shall have meanings ascribed to them in the Subordinated Credit Agreement.

                       1. REPRESENTATIONS AND WARRANTIES.

         The Mortgagor hereby represents, covenants and warrants to Mortgagee as follows.

         1.1. TITLE TO PROPERTY. The Mortgagor warrants its title to the Property, subject only to the Permitted Encumbrances.

         1.2. AUTHORITY; NO ENCUMBRANCES. The Property is now free and clear of all encumbrances whatsoever except Permitted Encumbrances, and the Mortgagor has good right and lawful authority to mortgage and convey the same in the manner and form hereby mortgaged and conveyed.

         1.3. GOVERNMENTAL FILINGS. Other than the recording of this Mortgage and the filing of financing statements with the appropriate recording and filing offices in the state where the Property is located, no approval, authorization or other action by, or filing with, any federal, state, or local commission, board or agency, is required under existing law in connection with the execution and delivery by Mortgagor of this Mortgage.

         1.4. NO LEASES. Except as set forth on EXHIBIT B, there are presently in effect no leases of the Property or any part thereof.

         1.5.  ABSENCE OF LITIGATION.

         There are no actions, suits, proceedings or investigations, including, without limitation, condemnation and eminent domain proceedings, pending or, to the best of Mortgagor's knowledge, threatened, against or affecting the Property, or which may involve or affect the validity of this Mortgage, and Mortgagor is not in default with respect to any order, writ, injunction, decree or demand of any court or any administrative agency or governmental authority affecting the Property or the use thereof.

         1.6. COMPLIANCE WITH LAW. The Property is in compliance with all applicable laws and governmental regulations, including but not limited to those governing zoning, land use, subdivision control, health, safety, fire protection and protection of the environment.

                      2. CERTAIN COVENANTS AND CONDITIONS.

         The Mortgagor covenants and agrees as follows.

         2.1. GOVERNMENTAL CHARGES. Mortgagor shall pay before the same become delinquent all taxes, charges, sewer use fees, water rates and assessments of every name and nature, whether or not assessed against Mortgagor, if applicable or related to the Property, or any interest therein, or applicable or related to any of the Obligations, which, if unpaid, might by law become a lien or charge upon all or any part of the Property; provided, however, that so long as no distraint, foreclosure sale or other levy upon or transfer with respect to the Property or any part thereof shall have been effected or threatened, Mortgagor shall not be required to pay any such taxes, charges, fees, rates and assessments by reason of this ss.2.1 if (i) the amount, applicability or validity thereof is currently being contested by Mortgagor in good faith by appropriate legal proceedings, (ii) such contest operates to suspend enforcement of compliance with and/or collection thereof, (iii) Mortgagor shall have set aside on its books reserves (segregated to the extent required by sound accounting principles and practices) reasonably deemed by Mortgagee (or, if any Senior Debt is outstanding, the Representative of the Senior Debt) to be adequate with respect thereto, and (iv) if requested by Mortgagee at a time when no Senior Debt is outstanding, Mortgagor shall provide to Mortgagee a bond or other security of such nature and in such amount as Mortgagee deems sufficient as security for payment thereof.

         2.2. INTENTIONALLY OMITTED. 2.3. MAINTENANCE OF PROPERTY; ALTERATIONS. Mortgagor shall keep and maintain the Property in good condition, repair and working order, damage from casualty expressly not excepted, shall make all such needful and proper repairs, replacements, additions and improvements thereto as shall be necessary for the proper conduct of its business thereon, and shall not permit or commit waste on the Property. If no Senior Debt is outstanding, Mortgagor shall not permit removal or alteration of anything which constitutes a part of the Property without the consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. The Mortgagor may remove personal property or fixtures which have become obsolete, PROVIDED THAT Mortgagor shall substitute personal property or fixtures of equal utility and equal or greater value for the items so removed. The Mortgagor shall have the right at all times to make or permit such alterations, improvements or new construction, structural or otherwise, (herein sometimes called collectively "alterations"), of or on the Property to be made in all cases subject to the following conditions:

                  (a) all work done in connection with any alterations shall be done promptly and in a first-class and workmanlike manner;

                  (b) the cost of all alterations shall be paid promptly so as to keep the Property free of all liens;

                  (c) no alterations of any kind shall be made to the Property which shall change the use or reduce the value of the Property in any respect; and

                  (d) no alteration involving an estimated cost of materials and construction labor as estimated by a licensed architect or contractor reasonably approved by the Mortgagor in excess of $1,000,000 shall be undertaken at a time when no Senior Debt is outstanding without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed.

Mortgagor shall permit Mortgagee to enter the Property at any reasonable time to determine whether Mortgagor is in compliance with its obligations under this Mortgage. All construction on the Property shall comply with, and each and every part of the Property shall be maintained and used in accordance with, all applicable federal, state and local laws and governmental regulations, and any lawful private restrictions or other requirements or provisions, relating to the maintenance or use thereof.

         2.4. INSURANCE. The Mortgagor agrees, at Mortgagor's sole cost and expense, to keep the Property insured at all times throughout the term of this Mortgage with policies of insurance that comply with the requirements of the First Cast Roll Mortgage, with such changes as may be approved by the Representative of the Senior Debt, and, if no Senior Debt is outstanding, as follows:

                  (a) property or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages, and building code, valuable papers, extra expenses, extended period of indemnity and electronic data processing coverages, with a full replacement cost endorsement (including builder's risk during any period or periods of time that construction or remodeling is being performed on the Property) and an "agreed amount" clause, in an amount equal to 100% of the full replacement cost of all improvements (excluding only the reasonable value of footings and foundations) and Mortgagor's contents therein, such amount to be determined annually by an insurer or qualified appraiser selected and paid for by Mortgagor and acceptable to Mortgagee, and in any event in an amount sufficient to prevent Mortgagor from incurring any coinsurance liability; and

                  (b) if at any time the Property or any portion thereof is located in a "Flood Hazard Area" pursuant to the Flood Disaster Protection Act of 1973 (or any successor thereto), flood insurance in such total amount as Mortgagee shall reasonably require from time to time (or the maximum amount available, if less); and

                  (c) insurance with respect to other insurable risks and coverages relating to the Property (including, without limitation, commercial general liability insurance (broad form), boiler insurance, builder's risk insurance and worker's compensation insurance) in such amounts and containing such terms and conditions as Mortgagee may reasonably require from time to time.

         If no Senior Debt is outstanding, the Mortgagor shall deposit certified copies of all insurance policies (or certificates thereof acceptable to Mortgagee) providing coverage applicable to the Property, whether or not required by this Mortgage, with Mortgagee forthwith after the binding thereof, and shall deliver to Mortgagee new policies (or certificates acceptable to Mortgagee) for any insurance about to expire at least thirty (30) days before such expiration. If no Senior Debt is outstanding, all such insurance policies (other than liability policies) shall be first payable in case of loss to Mortgagee by means of a standard non-contributory mortgagee clause, shall be written by such companies, on such terms, in such form and for such periods and amounts as Mortgagee shall from time to time approve, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of Mortgagor and Mortgagee, shall provide that with respect to Mortgagee, the insurance shall not be invalidated by any action or inaction by Mortgagor including without limitation any representations made by Mortgagor in the procurement of such insurance, and shall provide that such policies shall not be canceled or amended without at least thirty (30) days prior written notice to Mortgagee. All liability insurance policies shall include Mortgagee as an additional insured. All such insurance policies shall provide that all losses thereunder shall be adjusted by (but not disbursed to) Mortgagor, so long as no Event of Default has occurred and so long as no Senior Debt is outstanding, PROVIDED, HOWEVER, that, so long as no Senior Debt is outstanding, in no event shall Mortgagor approve or consent to any final adjustment in an amount exceeding Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) without obtaining Mortgagee's prior written approval of the amount of such adjustment and, after an Event of Default has occurred and if no Senior Debt is outstanding, Mortgagor shall not consent to a final adjustment in any amount without obtaining Mortgagee's prior written approval. Mortgagor hereby grants Mortgagee full power and authority as irrevocable attorney-in-fact of Mortgagor, after the occurrence of an Event of Default and so long as no Senior Debt is outstanding, to cancel or transfer such insurance, to collect and endorse any checks issued in the name of Mortgagor and to retain any premium and to apply the same to the Obligations secured hereby. In the event of a conflict between the insurance provisions and requirements set forth in the Subordinated Credit Agreement and the insurance provisions and requirements set forth in this Mortgage, the provisions and requirements in the Subordinated Credit Agreement will prevail.

         2.5. CASUALTIES AND TAKINGS. All proceeds of any property or hazard insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property shall (a) (x) so long as any Obligation is still outstanding under the Credit Agreement or any other Senior Debt is outstanding and no Default or Event of Default has occurred under and as defined in the Credit Agreement, be disbursed to the Mortgagor and applied by Mortgagor in the manner provided in ss. 3.2(b) of the Credit Agreement or otherwise as is applicable in respect of such Senior Debt, and (y) otherwise, as long as any Obligation is still outstanding under the Credit Agreement or any other Senior Debt is outstanding, be held by the Administrative Agent as cash collateral for the Obligations (under and as defined in the Credit Agreement) or the Representative of such Senior Debt as cash collateral for such Senior Debt and
(b) in all other cases, be held by the Mortgagee as cash collateral for the Obligations. The Mortgagee may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Mortgagee may reasonably prescribe, for direct application by Mortgagor solely to the repair or replacement of the Property or portion thereof so damaged or destroyed, or Mortgagee may apply all or any part of such proceeds to the Obligations.

         2.6. NOTICE OF CONDEMNATION. Mortgagor, immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of the Property or any portion thereof, shall notify Mortgagee of the pendency of such proceeding. Subject to the subordination provisions contained herein, the Mortgagee may participate in such proceeding, and Mortgagor from time to time shall deliver to Mortgagee all instruments requested by Mortgagee to permit such participation.

         2.7. LEASES; ASSIGNMENTS; SUBORDINATION. Mortgagor shall not lease the Property or any part thereof at any time when no Senior Debt is outstanding without the prior written consent of Mortgagee. If Mortgagor shall enter into a lease with the consent of Mortgagee, Mortgagor shall faithfully keep, observe and satisfy all the obligations on the part of the lessor to be kept, performed and satisfied under every lease from time to time in force with reference to the Property and accept any rentals for more than one month in advance at any time when no Senior Debt is outstanding. Subject to the subordination provisions herein, Mortgagor hereby assigns to Mortgagee all rents and profits under any and all leases of the Property, PROVIDED, HOWEVER, that Mortgagor shall be entitled to retain such rents and profits until an Event of Default shall have occurred. At any time on written notice from Mortgagee, when no Senior Debt is outstanding, Mortgagor shall submit to Mortgagee for examination all such leases and on the demand of Mortgagee, shall execute and deliver a separate instrument collaterally assigning any or all such leases, or the rents and profits thereof, in form satisfactory to Mortgagee. The Mortgagee shall have the right, and the obligation, if the mortgagee under the First Cast Roll Mortgage so subordinates, by the execution of suitable written instruments from time to time, to subordinate this Mortgage, and the rights of Mortgagee hereunder, to any lease or leases from time to time in force with reference to the Property, and, on the execution of any such instrument, this Mortgage shall be subordinate to the lease for which such subordination is applicable with the same force and effect as if such lease had been executed and delivered, and a notice thereof recorded to the extent required to give notice to third persons, prior to the execution, delivery and recording of this Mortgage.

         2.8. PRIOR MORTGAGES; SUBORDINATION. (a) This Mortgage and all Obligations secured hereby are now and shall remain expressly subject and subordinate in lien to the First Cast Roll Mortgage and the security interest of the Mortgagee with respect to all of the property rights encumbered by the First Cast Roll Mortgage and the other "Loan Documents" (as such term is defined in the Credit Agreement), and all renewals, extensions, modifications, amendments, restatements, consolidations or replacements thereof.

         (b) The Senior Debt, the Credit Agreement and the other loan documents and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Obligations and all of the Loan Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. Without limiting the foregoing, the Mortgagee shall not, prior to the full and final payment in cash of the Senior Debt, assert or attempt to enforce or exercise any of its rights and remedies provided in this Mortgage or avail itself of any liens or any other pre-judgment or post-judgment liens or assert any rights in or claims against any assets of the Mortgagor or any Guarantor or otherwise foreclose or realize upon any of such assets or any part thereof, whether by action at law, suit in equity, foreclosure proceedings, arbitration proceedings or any other proceedings. The Mortgagee further waives any and all rights to require the Administrative Agent or any of the Banks to marshal any assets or otherwise to take any actions with respect to marshaling.

         (c) The Mortgagee hereby agrees, upon request of the Administrative Agent at any time and from time to time, to execute such other documents or instruments as may be requested by the Administrative Agent further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

         (d) The Mortgagee further agrees to maintain on its books and records such notations as the agent may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the agent hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

         (e) Without limiting any of the rights of the Administrative Agent or any Bank, the other loan documents or applicable law, in the event that the Administrative Agent releases or discharges any guaranties of the Senior Debt given by any Guarantors or any other guarantors which have also guarantied the Obligations or any security interests in, or mortgages or liens upon, any collateral securing the Senior Debt and also securing the Obligations, such guarantors or (as the case may be) such collateral shall thereupon be deemed to have been released from all such guaranties or security interests, mortgages or liens in favor of the Mortgagee, PROVIDED that any net cash proceeds received by the Mortgagor or such guarantor in connection with any sale or other disposition of assets in which such release or discharge is granted are applied, or are held for application, to the Senior Debt. The Mortgagee agrees that, within ten (10) days following the Administrative Agent's written request therefor, the Mortgagee will execute, deliver and file any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Administrative Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. The Mortgagee hereby irrevocably appoints the Administrative Agent, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of the Mortgagee for the purpose of effecting any such executions, deliveries and filings. Notwithstanding anything in this ss.2.8(e) to the contrary, if the Eligible Fixed Asset Cap (as defined in the Credit Agreement) has been reduced to $0 in accordance with the terms and conditions set forth in ss.2.11 of the Credit Agreement (such conditions to include, without limitation, the requirement that the sum of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations (each as defined in the Credit Agreement) does not exceed the Borrowing Base (as defined in the Credit Agreement) calculated without including Eligible Fixed Assets (as defined in the Credit Agreement) at the time of such reduction of the Eligible Fixed Asset Cap), the Mortgagee may retain its lien hereunder subsequent to the release of the Banks' and the Administrative Agent's lien therein if such lien is otherwise permitted pursuant to the Credit Agreement.

         2.9. ENCUMBRANCES. Mortgagor shall not create or permit to be created or permit to exist any encumbrance on the Property (other than any lien for property taxes not yet due and payable and the Permitted Encumbrances and liens permitted under the Subordinated Credit Agreement) even if such encumbrance is inferior to this Mortgage, without the prior express written consent of Mortgagee.

         2.10. TRANSFERS OF OWNERSHIP. Mortgagor shall not sell or permit any transfer of any interest in the Property, or any part thereof, without the prior written consent of Mortgagee, except as expressly permitted by the Credit Agreement.

         2.11. PRIORITY OF LIEN; AFTER-ACQUIRED PROPERTY. This Mortgage is and will be maintained as a valid subordinate mortgage lien on the

Property subject only to the Permitted Encumbrances. All property of every kind acquired by Mortgagor after the date hereof which, by the terms hereof, is required or intended to be subjected to the lien of this Mortgage shall, immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Mortgage. The Mortgagor will do, execute, acknowledge and deliver all and every such further conveyances, mortgages, and assurances as Mortgagee shall reasonably require for accomplishing the purposes of this Mortgage. If any action or proceeding shall be instituted to recover possession of the Property or for the foreclosure of any other mortgage or Mortgage or for any other purpose affecting the Property or this Mortgage, Mortgagor will immediately, upon service thereof on or by Mortgagor, deliver to Mortgagee a true copy of each precept, petition, summons, complaint, notice of motion, order to show cause, and all other process, pleadings and papers, however designated, served in any such action or proceeding.

         2.12. FIXTURES AND EQUIPMENT; FINANCING STATEMENT. This Mortgage constitutes a security agreement under the Uniform Commercial Code, and Mortgagor hereby grants to Mortgagee to secure the payment and performance of the Obligations and also to secure the performance of all agreements and covenants herein contained, a security interest in all fixtures, Building Service Equipment and any other property included in the Property, now owned or hereafter acquired by Mortgagor, which might otherwise be deemed "personal property" (and all accessions thereto and the proceeds thereof). Some of such "personal property" is now or is to become fixtures on the Premises. Mortgagor covenants and agrees that, upon the subsequent acquisition of fixtures, Building Service Equipment or such personal property included in the Property, it will provide to Mortgagee such further assurances as may be required by Mortgagee to establish Mortgagee's subordinate security interest in such fixtures, Building Service Equipment and property. IT IS INTENDED BY MORTGAGOR AND MORTGAGEE THAT THIS MORTGAGE BE EFFECTIVE AS A FINANCING STATEMENT FILED WITH THE REAL ESTATE RECORDS AS A FIXTURE FILING. For this purpose, Mortgagor is the "debtor" and Mortgagee is the "secured party." A mailing address for the Mortgagor and an address of Mortgagee from which information concerning the security interest may be obtained are set forth in the introductory paragraph of this Mortgage. Mortgagor shall execute, deliver and cause to be recorded and filed from time to time with all necessary public offices, at Mortgagor's sole cost and expense, continuances and such other instruments as will maintain Mortgagee's priority of security in all fixtures, Building Service Equipment and other personal property included in the Property. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election.

         2.13. ENVIRONMENTAL ASSESSMENTS. If no Senior Debt is outstanding, at any time after an Event of Default shall have occurred, or, whether or not an Event of Default shall have occurred, at any time after Mortgagee shall receive notice of a Release or threatened Release of Hazardous Substances from Mortgagor, or shall have received notice from any other source deemed reliable by Mortgagee that a Release of Hazardous Substances may have occurred, Mortgagee may at its election after five (5) days prior notice to Mortgagor obtain one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by Mortgagee evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply with all applicable Environmental Laws (as hereinafter defined). Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of Mortgagor.

                            3. DEFAULT AND REMEDIES.

         3.1. DEFAULT; ACCELERATION OF OBLIGATIONS. Subject to the subordination provisions set forth in Section 2.8 hereof, if an Event of Default shall occur and be continuing, then Mortgagee may exercise the remedies provided under this Mortgage, under the Subordinated Credit Agreement, under any and all other instruments and documents providing security for the Obligations, or under the laws of the state where the Property is situated, or any one or more of such remedies.

         3.2. REMEDIES CUMULATIVE. No remedy herein conferred on Mortgagee is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing.

         3.3. RIGHT OF MORTGAGEE TO CURE AN EVENT OF DEFAULT. If an Event of Default shall occur and be continuing, Mortgagee shall have the right, but without any obligation so to do, upon fifteen (15) days prior written notice to Mortgagor (except in the event of an emergency, in which case the Mortgagee may act immediately), to cure such default for the account of Mortgagor and to make any payment or take any action necessary to effect such cure. Without limiting the generality of the foregoing, Mortgagor hereby authorizes Mortgagee to pay all taxes, sewer use fees, water rates and assessments, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Property, or any part thereof; to pay the premiums for any insurance required hereunder; to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted; and to pay any balance due under any security agreement on any fixtures and equipment included as a part of the Property; and the payment of all amounts so incurred shall be secured hereby as fully and effectually as any other obligation of Mortgagor secured hereby. If Mortgagee shall make any payment or take action in accordance with this ss.3.3, Mortgagee will give to Mortgagor written notice of the making of any such payment or the taking of any such action. In any such event, Mortgagee and any person designated by Mortgagee shall have, and is hereby granted, the right to enter upon the Property at reasonable times and from any time and from time to time for the purpose of taking any such action, and all monies expended by Mortgagee in connection therewith (including, but not limited to, reasonable legal expenses and disbursements), together with interest thereon at an annual rate of interest equal to the rate applicable to overdue payments under the Subordinated Credit Agreement (or the highest rate permitted by law, whichever shall be less), from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee forthwith upon demand by Mortgagee, and shall be secured by this Mortgage, and Mortgagee shall have, in addition to any other right or remedy of Mortgagee, the same rights and remedies in the event of non-payment of any such sums by Mortgagor as in the case of a default by Mortgagor in the payment of any installment of principal or interest due and payable under the Subordinated Credit Agreement.

         3.4. OPERATION OF PROPERTY. Subject to the subordination provisions set forth in Section 2.8 hereof, upon the occurrence of an

Event of Default, Mortgagee may hold, lease, manage, operate or otherwise use or permit the use of the Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all rents, profits and other amounts collected in connection therewith in accordance with the other provisions of this Mortgage.

         3.5. RECEIVER. Subject to the subordination provision set forth in
Section 2.8 hereof, upon the occurrence of an Event of Default, or any actual or threatened waste to all or any part of the Property, or at any time while a suit is pending to foreclose or reform this Mortgage or to enforce any provision hereof, as long as the Mortgagor would be authorized to make a payment to the Mortgagee, Mortgagee shall have the right to apply without notice for the appointment of a receiver of all or any part of the Property and the rents and profits thereof, and such receiver shall have all the broad and effective functions and powers anywhere entrusted by a court to a receiver. Mortgagee shall be entitled to the appointment of said receiver forthwith as a matter of absolute right, without regard to the adequacy or inadequacy of the value of the Property or the solvency or insolvency of Mortgagor or any other defendant, and Mortgagor hereby waives any right to object to the appointment of such receiver and expressly consents thereto. Subject to the subordination provisions in
Section 2.8 hereof, the income, profits, rents, issues and revenues from the Property shall be applied by such receiver according to the provisions of this Mortgage and the practice of the court appointing such receiver.

         3.6. CERTAIN TERMS OF FORECLOSURE SALE. At any foreclosure sale, any combination, or all, of the Property or security given to secure the indebtedness secured hereby, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshaling; and, in case Mortgagee, in the exercise of the power of sale herein given, elects to sell in parts or parcels, said sales may be held from time to time, and the power shall not be fully executed until all of the property or security not previously sold shall have been sold.

         3.7. UNIFORM COMMERCIAL CODE. If the provisions of the Uniform Commercial Code are applicable to any property or security given to secure the indebtedness secured hereby which is sold in combination with or as a part of the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the power of sale or other provision in accordance with which the sale of real property pursuant to such foreclosure is held with respect to the Property or any part thereof.

         3.8. INTENTIONALLY OMITTED. 3.9. RIGHTS CUMULATIVE. Subject to the subordination provisions hereof, each right, power and remedy conferred upon Mortgagee by this Mortgage, the Subordinated Credit Agreement and by all other documents evidencing or securing the Obligations and conferred by law or in equity is cumulative and in addition to every other right, power and remedy herein or therein set forth or otherwise so existing, may be exercised from time to time, as often, and in such order, as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of, or discontinuance by, Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. To constitute a waiver, there must be a writing signed by an officer of Mortgagee and directed to Mortgagor, specifying the waiver.

         In case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage or the Subordinated Credit Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken. Subject to the subordination provisions herein, in the event of a breach or default under this Mortgage or under the Subordinated Credit Agreement or any other document evidencing or securing the Obligations, Mortgagor agrees to pay and to indemnify and hold harmless Mortgagee and the Lenders for all reasonable expenses, attorneys' fees, taxes and other court costs occasioned by such breach or default.

                                 4. DEFINITIONS.

         The following terms as used herein shall have the following meanings:

         "ADMINISTRATIVE AGENT" shall mean BankBoston, N.A. or any successor in its capacity as Administrative Agent under the Credit Agreement and any other Representative of Senior Debt refinancing or replacing the Credit Agreement.

         "BANKS" shall mean BankBoston, N.A. and such other lending institutions which are or may become parties to the Credit Agreement.

         "BUILDING SERVICE EQUIPMENT" shall mean all apparatus, fixtures and articles of personal property owned by Mortgagor now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than Mortgagor unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

         "CREDIT AGREEMENT" shall mean that certain Revolving Credit Agreement dated as of August 13, 1999, by and among the Mortgagor, the Banks, BankBoston, N.A. as Administrative Agent and certain other parties, pursuant to which the Banks have agreed (a) to make revolving credit advances to the Mortgagor, and to issue letters of credit for the account of the Mortgagor, as such Revolving Credit Agreement is originally executed, or if varied, supplemented, amended, restated or refinanced from time to time, as so varied, supplemented, amended, restated or refinanced.

         "DEFAULT" shall mean any Default under the Subordinated Credit Agreement (as defined therein ).

         "EVENT OF DEFAULT" shall mean any Event of Default under the Subordinated Credit Agreement (as defined therein).

         "FIRST CAST ROLL MORTGAGE" shall mean the "Mortgage" as defined in the Credit Agreement, as amended from time to time, and any mortgage securing a refinancing thereof.

         "HAZARDOUS SUBSTANCES" shall have the meaning assigned to it in ss.7.18(b) of the Credit Agreement.

         "LENDER" shall mean "Lender" under and as defined in the Subordinated Credit Agreement.

         "MORTGAGE" shall have the meaning assigned to it in the recitals to this Mortgage Rider.

         "MORTGAGE INSTRUMENTS" shall have the meaning assigned to it in ss.3.8 hereof.

         "MORTGAGEE" shall mean the grantee or mortgagee named at the beginning of this instrument, any subsequent holder or holders of this Mortgage or the indebtedness secured hereby, or any state or county official engaged in any part of the enforcement of the lien of this Mortgage, and their respective successors and assigns. The word "Mortgagee" as used in this Mortgage Rider shall also mean, if this instrument forms part of a deed of trust, the beneficiary of this Mortgage Instrument and any subsequent owner of the beneficiary's interest in the Property or this Mortgage Instrument.

         "MORTGAGOR" shall mean Republic Technologies International, LLC, and any subsequent owner or owners of the equity of redemption of the Property.

         "OBLIGATIONS" shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Subordinated Credit Agreement and documentation governing the Indebtedness thereunder.

         "PERMITTED ENCUMBRANCES" shall mean the encumbrances listed on EXHIBIT B to this Mortgage and incorporated herein by reference as if fully set out herein.

         "PREMISES" shall mean all that certain tract or parcel of land more particularly described and set forth in EXHIBIT A attached to this Mortgage and made a part hereof.

         "PROPERTY" shall mean all of the described property, rights, privileges, interests and franchises more particularly described in paragraphs
(a) through (i) below:

                  (a)  the Premises;

                  (b) All and singular the tenements, hereditaments, easements, appurtenances, passages (and all waters, water courses and riparian rights, if any), pipes, conduits, electrical and other utility lines, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including any other claim at law or in equity as well as any after acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof, and all of the estate, right, title, claim or demand whatsoever of Mortgagor therein and in the streets, ways and areas adjacent thereto;

                  (c) All buildings and other improvements of every kind and description now or hereafter erected or placed on the Premises or any part thereof owned by the Mortgagor, and all of the right, title and interest of Mortgagor in and to all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures, Building Service Equipment, and all renewals or replacements thereof or articles in substitution therefor; it being mutually agreed that all the aforesaid property owned or to be owned by Mortgagor and placed by it on the Premises and such buildings and improvements shall, so far as permitted by law, be deemed to be affixed thereto and covered by this Mortgage;

                  (d) All of the estate, right, title and interest now owned or hereafter acquired by Mortgagor in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or in connection with the Premises;

                  (e) All present and future leases and licenses of the Premises or of space in the buildings and improvements now or hereafter erected on the Premises (collectively "leases", and individually "lease") and the rents, revenues, income, issues and profits thereunder subject, however, to the right of Mortgagor to receive and use the same and to exercise all rights and privileges as landlord under all of the leases until an Event of Default shall have occurred under this Mortgage, together with all the rights and privileges of the Mortgagor as landlord thereunder;

                  (f) All unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by the Mortgagor pursuant to the provisions of this Mortgage;

                  (g) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, but without limitation, proceeds of insurance provided for in this Mortgage and proceeds of condemnation awards and awards for restriction of access to, or change of grade of, streets;

                  (h) All transferable building service, building maintenance, construction, management and other similar agreements and contracts, written or oral, express or implied, now or hereafter entered into arising or in any manner related to the construction, design, improvement, use, operation, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Premises, or the buildings and improvements now or hereafter located thereon, or any other interest in the Premises, or any combination thereof, including all property management agreements, sales contracts, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, construction guaranties, warranties, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, architectural plans and specifications, sewer and water and other utility agreements, permits, approvals, licenses, building permits, service contracts, advertising contracts, purchase orders and equipment leases; and

                  (i) All proceeds and products of the foregoing of every type.

         "RELEASE" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 ET SEQ. ("CERCLA") and the term "Disposal" (or "disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 ET SEQ. ("RCRA") and regulations promulgated thereunder; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of the state where the Property is located establish a meaning for "release" or

"disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         "REPRESENTATIVE" shall mean the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "SENIOR DEBT" shall mean "Senior Debt" as defined in the Subordinated Credit Agreement.

         "SUBORDINATED CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of July 17, 2000 among the Mortgagor as Borrower, the Lenders named therein and the agent for the Lenders named therein.

                                5. MISCELLANEOUS.

         5.1. NOTICES. All notices, requests and other communications hereunder shall be made in writing and shall be given in the manner set forth in the Subordinated Credit Agreement.

         5.2. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY; PARTIAL INVALIDITY. All the covenants and agreements of Mortgagor herein contained shall be binding upon Mortgagor and the successors and assigns of Mortgagor. In case any one or more of the provisions of this Mortgage may be found to be invalid, or unenforceable for any reason or in any respect, such invalidity or unenforceability shall not limit or impair enforcement of any other provision thereof.

         5.3. FUTURE ADVANCES. At no time shall the aggregate outstanding principal balance of the Obligations exceed $30,000,000.00, except for advances made to protect the lien of this Mortgage as hereinabove provided.

         5.4. MODIFICATION. No change, amendment, modification, cancellation or discharge of this Mortgage, or any part hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

         5.5. CAPTIONS. Section headings are inserted for convenience of reference only, do not form part of this Mortgage and shall be disregarded for purposes of the interpretation of the terms of this Mortgage.

         5.6. GOVERNING LAW. The Subordinated Credit Agreement shall be governed by and construed in accordance with the laws of New York, but this Mortgage and the perfection and enforcement of the lien and security interest hereunder (and any financing statement filed in connection herewith) shall be governed by and construed and enforced in accordance with the laws of the state in which the Property is situated.